EMPLOYMENT AGREEMENT


         EMPLOYMENT AGREEMENT (the "Agreement"), dated as of July , 2000 by and between DOMINIX, Inc., a corporation organized under the laws of Delaware (the "Company") and Lawrence S. Dobroff (the "Employee").

                                   WITNESSETH:

         WHEREAS, the Employee is willing to serve as an Employee of the Company and the Company desires to retain the Employee in such capacities;

         NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto hereby agree as follows:

Section 1. EMPLOYMENT. The Company agrees to employ the Employee, and the Employee agrees to be employed by the Company, upon the terms and conditions hereinafter provided, for a period commencing on July 1, 2000 (the "Commencement Date"). The Employee hereby represents and warrants that he/she has the legal capacity to execute and perform this Agreement, and that its execution by him/her now, and performance by him/her on and after the Commencement Date, will not violate the terms of any existing agreement or understanding to which the Employee is a party.

Section 2. POSITIONS AND DUTIES. During the term of this Agreement, the
Employee agrees to serve as Chief Financial Officer, and shall be responsible for such tasks as are customary for such position, and such additional tasks consistent with his/her duties and requested by the Company. During the term of this Agreement, the Employee shall devote substantially all of his/her attention, skill, efforts and time to the performance of his/her responsibilities under this Agreement to the business and affairs of the Company and its subsidiaries and affiliates.

Section 3. COMPENSATION. For all services rendered by the Employee in any capacity required hereunder during the term of the employment, the Employee shall be compensated as follows:

(a) The Company shall pay the Employee a fixed salary of $100,000 per annum in accordance with the Company's payroll practices.

(b) Except as expressly modified by this Agreement, the Employee shall be entitled to participate in all compensation and employee benefit plans or programs, and to receive all benefits and perquisites, which are approved by the Board and are generally made available by the Company to all employees including, and without limitation, incentive compensation, health plan and life insurance. Notwithstanding the foregoing, nothing in this Agreement shall require the Company to establish, maintain or continue any particular plan or program nor preclude the amendment, rescission or termination of any such plan or program that may be established from time to time, provided that such amendment or termination is applicable generally to all employees of the Company.

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Section 4. CONFIDENTIALITY AND NON-DISCLOSURE OF PROPRIETARY INFORMATION.
Employee agrees, during and after termination of this employment, for a minimum of three years, not to reveal confidential information, or trade secrets regarding the Company, to any person, firm, corporation, or entity. Employee acknowledges that confidential information and materials regarding the Company and its programs have been or will be disclosed to Employee solely for the purpose of assisting Employee in the performance of Employee's duties under this Agreement. Such information and materials are and will remain the property of the Company. As used in this Agreement, the phrase "confidential information and materials" includes, but is not limited to, all information about the Company's services and programs, customers, business methods, strategies and practices, internal operations, pricing and billing, financial data, costs, personnel practices, customer and supplier contracts, sales lists, technology, software, computer programs, other documentation, computer systems, inventions, developments, trade secrets of every kind and character, (ii) information designated by the Company as confidential, and (iii) all other information that might reasonably be deemed confidential. Employee shall use such confidential information and materials only during the term of service with the Company and solely for the purpose of performing such services, and this right expires upon Employee's discharge, resignation or other termination of this Agreement. Employee shall not use, except as expressly authorized by the Company, or divulge to any person for any reason, any confidential information or materials related to the business of the Company, at any time during the term of this Agreement or at any time after its termination. Employee agrees to take any reasonable actions to prevent such disclosure and preserve the security of confidential information and materials. Employee acknowledges and agrees that any, every and all of the Company's customers, including but not limited to those which Employee recruits for the Company, are, and shall always remain, the property of the Company, with which the Company may do whatever it may desire at any time in the Company's sole discretion. Employee shall never, during or after the term of this Agreement, solicit, or assist in any way any other person or entity to solicit, any of the Company's customers for any business than that of the Company, or an affiliate of the Company as instructed by the Company. Should Employee reveal or threaten to reveal this information, the Company shall be entitled to an injunction restraining the Employee from disclosing same, or from rendering any services to any entity to whom said information has been or is threatened to be disclosed. The right to secure an injunction is not exclusive and the Company may pursue any other remedies it has against the Employee for a breach or threatened breach of this condition, including the recovery of damages from the Employee.

Section 5. NON-COMPETITION. Employee agrees that during the term of this Agreement and for a period of three (3) years after the termination of this Agreement for whatever reason or for no reason, whether such termination was by the Company or Employee, and whether with or without cause, Employee shall not, as a principal, stockholder, partner, agent, consultant, independent contractor, employee, or in any other individual or representative capacity, engage in,

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become interested in, or knowingly aid or assist any other person, firm or corporation in any business located or doing business within the State of New York or in any market in which the Company does business or intends to do business, which in any way whatsoever at or after the time of Employee's affiliation therewith, is in competition with the Company or any affiliate of the Company. Employee acknowledges and warrants that Employee will be fully able to earn an adequate livelihood for Employee and Employee's dependents if this covenant not to compete should be specifically enforced against Employee. Furthermore, the parties agree that this covenant is reasonable in its geographic scope, the activities covered, and its duration and that no party shall raise any issues of the reasonableness of the scope or duration of the covenant. The Company and the Employee further agree that any judicial authority construing this Agreement shall be empowered to sever any portion of the geographic scope, any prohibited business activity or any time period from the coverage of this paragraph and to apply the provisions of this paragraph to the remaining portion of the geographic scope, the remaining business activities or the remaining time period not so severed by judicial authority.

Section 6. REIMBURSEMENT OF EXPENSES. The Employee may incur reasonable expenses furthering the Company's business, including expenses for entertainment, travel, and similar items. The Company shall reimburse the Employee for all business expenses after the Employee presents an itemized account of expenditures, pursuant to Company policy.

Section 7. VACATION. The Employee shall be entitled to a yearly vacation of two weeks at full pay.

Section 8. DISABILITY. If Employee cannot perform his/her duties because of illness or incapacity for a period of more than 30 days, there will be no further compensation due to the Employee. The Employee's full compensation will be reinstated upon his/her return to work.

Section 9. TERMINATION OF AGREEMENT.

(A) Without cause, the Company may terminate this Agreement at any time upon 14 days written notice to Employee. If the Company requests, the Employee will continue to perform his/her duties and will be paid his/her regular salary up to the date of termination.

(B) Without cause, the Employee may terminate employment upon 14 days written notice to the Company. Employee may be required to perform his/her duties and will be paid his/her regular salary to the date of termination.

(C) With cause, the Company may discharge the Employee and thereby immediately terminate his/her employment under this Agreement. For purposes of this Agreement, the Company shall have "Cause" to terminate the Employee's employment if the Employee, at the discretion of the
         Company:

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         (i)      materially breaches any of his/her agreements, duties,
                  obligations or responsibilities under this Agreement or any policies, procedures or instructions of the Company; or

         (ii) neglects or fails to perform his/her duties to be performed under this Agreement or fails to follow or adhere to any policies, procedures or instructions of the Company; or

         (iii) commits a material act of dishonesty o disloyalty in the performance of his/her duties under this Agreement; or

         (iv) engages in conduct which could be materially detrimental to the business of the Company, including without limitation, acting in any manner, or making any statement which the Company reasonably determines to be materially detrimental or materially damaging or potentially damaging to the reputation, operations, prospects or business relations of the Company, its subsidiaries or affiliates; or

         (v) embezzles or converts to his/her own use any funds or property, tangible or intangible, of the Company or any client or customer of the Company; or

         (vi) converts to his/her own use the Company, without the Company's consent; or

         (vii) commits any other act of self-dealing, willful misconduct or recklessness; or

         (viii) is convicted of (or pleads guilty or n contest to) any criminal conduct or act constituting a felony (involving moral turpitude); or

         (ix)     engages in any act of moral turpitude; or

         (x)      is adjudicated as mentally incompetent or

         (xi) is habitually intoxicated or is diagnosed by an independent medical doctor to be addicted to a controlled substance or any drug whatsoever; or

         (xii) refuses or fails to abide by the directives of the Board of Directors, the President or the Chief Executive Officer or the Employee's Supervisor.

Notwithstanding anything to the contrary contained in this Agreement, the Company may terminate the Employee's employment immediately should any of the following events occur:

         The sale of substantially all of the Company's assets to a single purchaser or group of associated purchasers; or

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         The sale, exchange, or other disposition, in one transaction of the majority of the Company's outstanding corporate shares; or

         The Company's decision to terminate its business and liquidate its assets; or

         The merger or consolidation of the Company with another company; or

         Bankruptcy or chapter 11 reorganization.

Section 10. DEATH BENEFIT. Should Employee die during the term of the employment, the Company shall pay to Employee's estate any compensation due through the end of the month in which death occurred.

Section 11. ASSISTANCE IN LITIGATION. Employee shall, upon reasonable notice, furnish such information and proper assistance to the Company, as it may reasonably require in connection with any litigation in which it is, or may become, a party either during or after employment.

Section 12. EFFECT OR PRIOR AGREEMENTS. This Agreement supersedes any prior agreement between the Company or any predecessor of the Company and the Employee, except that this agreement shall not affect or operate to reduce any benefit or compensation inuring to the Employee of a kind elsewhere provided and not expressly provided in this Agreement.

Section 13. SETTLEMENT BY ARBITRATION. Any claim or controversy or dispute that arises out of or relates to this Agreement, or the breach of it, shall be settled by arbitration in accordance with the Rules of the American Arbitration Association ("AAA"). The costs of the arbitration shall be shared equally by the Employee and the Company, and each party shall be responsible for his/hers or its own legal fees. The parties covenant and agree that the decision of the AAA shall be final and binding and hereby waive their right to appeal therefrom. Judgment upon the award rendered may be entered in any court with jurisdiction.

Section 14. LIMITED EFFECT OF WAIVER BY COMPANY. No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel to enforce any provisions of this Agreement, except by a statement in writing signed by the party against whom enforcement of the waiver or estoppel is sought. Any written waiver shall not be deemed a continuing waiver unless specifically stated, shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.

Section 15. SEVERABILITY. If, for any reason, any term or provision of this Agreement is held invalid or unenforceable, in whole or in part, then all other terms or provisions of this Agreement shall remain in full force and effect as if such invalid or unenforceable term or provision had never been included, to whatever extent is reasonable under the circumstances. If this Agreement is held invalid or cannot be enforced, then to the full extent permitted by law any prior Agreement between the Company (or any predecessor thereof) and the Employee shall be deemed reinstated as if this Agreement had not been executed.

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Section 16. ASSUMPTION OF AGREEMENT BY COMPANY'S SUCCESSORS AND ASSIGNEES. The
Company's rights and obligations under this Agreement will inure to the benefit and be binding upon the Company's successors and assignees.

Section 17. GOVERNING LAW AND CONSENT TO JURISDICTION. This Agreement shall be construed under and governed in all respects, including issues of validity, interpretation, performance and enforcement, by the laws of the State of New York.

Section 18. INTEGRATION; MODIFICATION. This Agreement constitutes the ENTIRE AGREEMENT and understanding between the Company and the Employee regarding its subject matter, and supersedes all prior negotiations and agreements, whether oral or written, between the parties with respect to its subject matter. ORAL CHANGES HAVE NO EFFECT. This Agreement may be modified or altered only by a written agreement signed by the Employee and a duly authorized representative of the Company.

NOTICES. Any notice required under this Agreement or given in connection with it, shall be AGREED ACCEPTED BY:



DOMINIX, Inc.                                Employee


By:   /S/ RAY VAHAB                         By:     /S/ LAWRENCE S. DOBROFF
    ---------------                               -------------------------
As Authorized Representative
Of DOMINIX, Inc.

Name:    RAY VAHAB                          Name:     LAWRENCE S. DOBROFF
      ----------------------                        -----------------------

Date: as of July 1, 2000                    Date: as of July 1, 2000

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